Exhibit 10.9


                               Services Agreement

                                     between

                                Service Providers

                                       and

                                    Customers


                           Dated as of January 1, 2004





                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I.  AMENDS AND SUPERSEDES PRIOR AGREEMENT                            1


ARTICLE II.  RETENTION OF PROVIDER                                           1

         Section 2.1.  Performance of Services                               1
         Section 2.2.  Director Services Not Included                        2
         Section 2.3.  Outside Services                                      2
         Section 2.4.  Disclaimer, Limited Liability;
                       Indemnification                                       2

ARTICLE III.  COMPENSATION                                                   3

         Section 3.1.  Compensation for Services                             3
         Section 3.2.  Payment                                               3
         Section 3.3.  Currency and Exchange Rate                            3


ARTICLE IV.  CONFIDENTIALITY                                                 3

         Section 4.1.  Confidentiality                                       3

ARTICLE V.  MISCELLANEOUS                                                    3

         Section 5.1.  Maintenance and Inspection of Records                 3
         Section 5.2.  Notices                                               3
         Section 5.3.  Term; Renewal                                         4
         Section 5.4.  Force Majeure                                         4
         Section 5.5.  Entire Agreement                                      4
         Section 5.6.  Amendments                                            4
         Section 5.7.  Severability                                          4
         Section 5.8.  Counterparts                                          4
         Section 5.9.  Successors and Assigns                                5
         Section 5.10.  No Third-Party Beneficiaries                         5
         Section 5.11.  Titles and Headings                                  5



                               SERVICES AGREEMENT

     This Services Agreement ("Agreement") is entered into effective as of January 1, 2004 (the "Effective Date"), between the service providers listed on
Schedule 1 attached hereto (each a "Provider" and collectively, the "Providers") and the service purchasers listed on Schedule 2 attached hereto (each a "Purchaser" and collectively the "Purchasers").

                                    Recitals

A. Provider is able and willing to provide the services (collectively, the "Services"), that are listed under its name on Schedule 3 attached hereto.

B. Purchaser has and will have the need for various Services performed by Provider.

C. Purchaser desires to engage Provider to provide the Services in accordance with the terms set forth in this Agreement.

                                    Agreement

     For and in consideration of the mutual promises, representations and covenants contained in this Agreement, the parties agree as follows.

                                   ARTICLE I.
                      AMENDS AND SUPERSEDES PRIOR AGREEMENT

     This Agreement amends and supersedes in its entirety any and all Services Agreements currently in effect between Provider and Purchaser.

                                   ARTICLE II.
                              RETENTION OF PROVIDER

     Section 2.1. Performance of Services.

(a) Purchaser hereby engages and retains Provider to perform the Services and Provider hereby accepts and agrees to provide such Services to Purchaser upon the terms and conditions set forth in this Agreement. All Services to be provided by Provider hereunder shall be performed at the request and for the benefit of the Purchaser. Provider shall provide Services in connection with routine functions related to the ongoing ordinary course of Purchaser's business. The Services rendered in connection with the conduct of Purchaser's business will be on a scale compared to that existing on the effective date of this Agreement, adjusted for internal corporate growth or contraction, but not for major corporate acquisitions or divestitures, and that adjustments may be required to the terms of this Agreement in the event of such major corporate acquisitions, divestitures or special projects.

(b) Provider shall determine the facilities to be used in rendering the Services and the individuals who will render such Services.

(c) Provider will use reasonable efforts to make the Services available with substantially the same degree of care as it employs in making similar services available for its own operations.

(d) Those employees or agents of Provider who perform similar services for Provider or for other affiliates of Provider or both, will perform the Services.


     Section 2.2. Director Services Not Included. The Services do not include any services that employees or agents of Provider may provide to Purchaser in their roles as members of Purchaser's board of directors or any other activity related to such board of directors.

     Section 2.3. Outside Services. Purchaser will continue to bear all other costs required for outside services including, but not limited to, the outside services of attorneys, auditors, trustees, consultants, transfer agents and registrars, and it is expressly understood that Provider assumes no liability for any expenses or services other than those stated in this Article.

     Section 2.4. Disclaimer, Limited Liability; Indemnification.

(a) Except as expressly provided elsewhere in this Agreement, Provider makes no express or implied representations, warranties or guarantees relating to the Services or the quality or results of the Services to be performed under this Agreement. Purchaser has the right to reject any Services provided without Purchaser's consent.

(b) Provider, its directors, officers, employees, stockholders or agents shall not be liable to Purchaser or any third party, including any governmental agency, for any claims, demands, losses, liabilities, damages, costs or expenses, including attorneys' and expert witness fees, arising from or in connection with the Services, other than those arising from or in connection with the gross negligence or willful misconduct of Provider or its directors, officers, employees, stockholders or agents (collectively, "No Liability Claims").

(c) Purchaser assumes all liability for, and agrees to defend, indemnify and hold Provider harmless from and against all No Liability Claims. Purchaser assumes all liability for, and agrees to defend, indemnify and hold Provider's directors, officers, employees, stockholders or agents harmless from, No Liability Claims to the same extent that Provider could assume such liability for, or defend, indemnify and hold harmless, such entity or person. Purchaser shall promptly advance expenses as incurred by Provider its directors, officers, employees, stockholders or agents in connection with Purchaser 's obligations under this Section.

                                  ARTICLE III.
                                  COMPENSATION

     Section 3.1. Compensation for Services. The fee for Services performed by Provider on behalf of Purchaser (the "Services Fee") shall be determined according to the provisions of Schedule 4 attached hereto.

     Section 3.2. Payment. Purchaser shall pay the Services Fee to Provider in accordance with Schedule 5 attached hereto.

     Section 3.3. Currency and Exchange Rate. If conversion to another currency is required, the monthly corporate exchange rate shall be used. All amounts shall be denominated in the currency of the Provider.


                                   ARTICLE IV.
                                 CONFIDENTIALITY

     Section 4.1. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information that it is advised by counsel is legally required and will exercise its reasonable efforts to obtain adequate assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

                                   ARTICLE V.
                                  MISCELLANEOUS

     Section 5.1. Maintenance and Inspection of Records. Provider shall keep accurate books, accounts and records regarding the Services as may be reasonably necessary for purposes of this Agreement. Purchaser shall be permitted to inspect such books, accounts and records at any reasonable time.

     Section 5.2. Notices. All notices and other communications hereunder shall be in writing, and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile or electronic mail and shall be deemed given on the date on which such notice is received.

     Section 5.3. Term; Renewal. The initial term of this Agreement shall commence as of the Effective Date and end on the first anniversary of the Effective Date, but shall be automatically renewed on an annual basis after the expiration of the initial term. Either party may terminate this Agreement by giving written notice of termination to the other party not less than one hundred eighty (180) days in advance of the first day of each annual renewal. In addition, in the event of a material default hereunder by a party, the non-defaulting party may terminate this Agreement upon thirty (30) days prior written notice if such default remains uncured and is continuing for twenty (20) days after receipt by the defaulting party of such written notice of intent to terminate. A final accounting and payment by one party to the other of all amounts payable hereunder shall be made pursuant to the terms hereof within sixty (60) days following such termination.

     Section 5.4. Force Majeure. No party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages of labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including, priorities and allocations); fires; floods and accidents. The dates on which the obligations of the party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising, directly or indirectly from:

(a)  Any of the foregoing causes, or

(b) Inability of a party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

     Section 5.5. Entire Agreement. All Schedules and Exhibits to this Agreement are incorporated by reference herein and shall form a part of this Agreement as though expressly set forth herein. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. There is no understanding, representation or warranty of any kind, express or implied, not expressly set forth in this Agreement.

     Section 5.6. Amendments. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing, executed by the party to be bound thereby.

     Section 5.7. Severability. If any provision in this Agreement or the application of such provision to any person or circumstance shall be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

     Section 5.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     Section 5.9. Successors and Assigns. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising, under this Agreement without such consent shall be void. This Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 5.10. No Third-Party Beneficiaries; Independent Contractors. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Provider shall be an independent contractor and not an employee of, or partner or joint venture with, Purchaser.

     Section 5.11. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.




     Executed as of the Effective Date.

Provider:


Kronos Europe S.A./N.V.


By:/s/ Erik van der Auwera              By:/s/ Henry Basson
-----------------------------           -------------------------------

Name: Erik van der Auwera               Name: Henry Basson
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------

Kronos Titan GmbH

By:/s/ Volker Roth                      By:/s/ Ufert Fiand
-----------------------------           -------------------------------

Name: Volker Roth                       Name: Ufert Fiand
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos International, Inc.


By:/s/ Volker Roth                      By:/s/ Ulfert Fiand
-----------------------------           -------------------------------

Name: Volker Roth                       Name: Ulfert Fiand
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------



Kronos (US), Inc.


By:/s/ Gregory M. Swalwell
-----------------------------

Name: Gregory M. Swalwell
-----------------------------

Title:Vice President Finance; Chief FInancial OFficer
------------------------------------------------------



Purchaser:

Kronos Denmark ApS


By:/s/ Volker Roth                      By:/s/ Andrew Kasprowiak
-----------------------------           -------------------------------

Name: Volker Roth                       Name: Andrew Kasprowiak
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos Europe S.A./N.V.


By:/s/ Erik van der Auwera              By:/s/ Henry Basson
-----------------------------           -------------------------------

Name: Erik van der Auwera               Name: Henry Basson
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos Titan GmbH


By:/s/ Volker Roth                      By:/s/ Ulfert Fiand
-----------------------------           -------------------------------

Name: Volker Roth                       Name: Uflert Fiand
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos Limited


By:/s/ Paul Turner
-----------------------------

Name: Paul Turner
-----------------------------

Title:
-----------------------------


Societe Industrielle Du Titane, S.A.


By:/s/ Thomas Cerny
-----------------------------

Name:Thomas Cerny
-----------------------------

Title:
-----------------------------





Kronos International, Inc.


By:/s/ Volker Roth                      By:/s/ Ulfert Fiand
-----------------------------           -------------------------------

Name: Volker Roth                       Name: Uflert Fiand
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos B.V.


By:/s/ Erik van der Auwera              By:/s/ Henry Basson
-----------------------------           -------------------------------

Name: Erik van der Auwera               Name: Henry Basson
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos Titan AS


By:/s/ Terje Karlsen                    By:/s/Per Thoen
-----------------------------           -------------------------------

Name: Terje Karlsen                     Name: Per Thoen
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------

Titania AS


By:/s/ Ingvar Sivertsen                 By:/s/ Oystein Rushfeldt
-----------------------------           -------------------------------

Name: Ingvar Sivertsen                  Name: Oystein Rushfeldt
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------


Kronos Canada, Inc.


By:/s/ Antoine Doan
-----------------------------

Name: Antoine Doan
-----------------------------

Title:
-----------------------------



                                   SCHEDULE 1
                                    PROVIDERS

The following entities are each a "Provider" under the Agreement.


1.   Kronos Europe S.A./N.V.
2.   Kronos (US), Inc.
3.   Kronos Titan GmbH
4.   Kronos International, Inc.



                                   SCHEDULE 2
                                   PURCHASERS

The following entities are each a "Purchaser" under the Agreement. With respect to each entity listed below that is also listed as a "Provider" on Schedule 1 attached hereto, the parties understand and agree that such entity is included in the Agreement for purposes of selling to, or purchasing from, other Purchasers and Providers, respectively, hereunder and not itself.

1.   Kronos Denmark ApS
2.   Kronos Canada, Inc.
3.   Kronos Europe S.A./N.V.
4.   Kronos Titan GmbH
5.   Kronos Limited
6.   Societe Industrielle Du Titane, S.A.
7.   Kronos International, Inc.
8.   Kronos B.V.
9.   Kronos Titan AS
10.  Titania AS




                                   SCHEDULE 3
                                PROVIDER SERVICES


Each Provider offers the Services listed below to all or certain Purchasers:


1.   Kronos Europe S.A./N.V.

     Human Relations, Finance & Control, Information Technology, Sales and Marketing, Treasury and Internal Audit.

2.   Kronos (US), Inc.

     Management, Credit and Collections and Information Technology.

3.   Kronos Titan GMBH

     Credit  &  Collections,   Logistics,   Treasury,   Customer   Services  and
     Purchasing.

4.   Kronos International, Inc.

     Technical  Services  Support,   Advertising,   Finance  &  Control,   Human
     Relations, Purchasing, Legal and Production Management.





                                   SCHEDULE 4
                                  SERVICES FEE

The Services Fee shall be determined as follows:

(a) The Services Fee shall be based on an allocation of the Provider's fully burdened cost for such Services. Provider's fully burdened cost (the "Cost") shall be based on Provider's direct cost of Services plus related overhead, including rent (if any), depreciation, utilities, supplies, fees, travel and entertainment and subscriptions. The Services Fee shall also include a 5% administrative fee.

(b)  Provider's Cost shall be allocated as follows:

     (i) Information Technology Services shall be allocated based on CPU usage and IT staff time to the extent such Services can be measured in such manner.

     (ii) Management, Advertising, Technical Services Support, Credit & Collections, Sales & Marketing, Finance & Control, Legal, Treasury, Internal Audit, Production Management, Customer Services and Logistics Services shall be allocated based on the time spent by Provider's personnel performing such Services as determined by the applicable department head to the extent such Services can be measured in such manner. Expenses that cannot be measured based on time spent shall be allocated based on the ratio of rated production capacity of the Purchaser compared to total rated production capacity of the parties involved.

     (iii) Human Relations Services shall be allocated based on headcount.

     (iv) Purchasing Services shall be allocated based on the ratio of the value of products purchased by Provider for Purchaser to the value of all products purchased by Provider.


(c) Provider and Purchaser shall agree on an annual budgeted aggregate Services Fee for the Services to be performed for each year.

(d) From time to time Provider and Purchaser may amend the annual budgeted aggregate Services Fee to account for changes in Services or costs of Services provided during the period in question.

(e) Within the first quarter following the closing of each year, Provider shall review the actual cost of the Services performed, and Provider and Purchaser shall perform a true-up of the Services Fee for such year (the "True-Up") to reflect all required adjustments.




                                   SCHEDULE 5
                                     PAYMENT

Payment of the Services Fee shall be as follows:

(a) Purchaser shall pay to Provider one fourth of the annual budgeted aggregate Services Fee on a quarterly basis on the fifteenth business day of the month following receipt of invoice.

(b) Purchaser shall pay to Provider (or Provider shall pay to Purchaser) the True-Up amount of the Services Fee. The True-Up amount shall be due and payable net 15 days from the date of the credit or debit note.

(c) All payments due hereunder may be offset between the parties through the Kronos netting system.